EXHIBIT 99.1

Exponent Reports Third Quarter 2010 Results

MENLO PARK, Calif., Oct. 20, 2010 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the third quarter ended October 1, 2010.

For the third quarter of 2010, revenues before reimbursements increased 12% to $56,906,000, as compared to $50,666,000 in the third quarter of 2009. Total revenues increased 20% to $66,306,000, as compared to $55,245,000 in the same period one year ago.

Net income for the third quarter of 2010 increased 34% to $7,820,000, or $0.52 per diluted share, as compared to $5,833,000, or $0.39 per diluted share, reported in the third quarter of 2009.  EBITDA1 in the third quarter of 2010 increased 33% to $14,251,000, as compared to $10,687,000 in the third quarter of 2009. As of the end of the quarter cash, cash equivalents and short-term investments were $92,071,000.

For the first nine months of 2010, revenues before reimbursements increased 6% to $167,235,000, as compared to $158,026,000, in the same period of 2009. Total revenues increased 6% to $186,151,000, as compared to $175,903,000 in the same period of last year.

Net income for the first nine months of 2010 improved 21% to $21,339,000, or $1.42 per diluted share, as compared to $17,616,000, or $1.17 per diluted share, reported in the prior year period. EBITDA1 in the first nine months of 2010 improved 22% to $39,084,000, as compared to $32,037,000, in the first nine months of 2009.

"We are very pleased with our third quarter financial results which benefited from particularly strong utilization and product sales," commented Dr. Paul Johnston, President and CEO. "In the third quarter, we had strong performances in our defense technology development and mechanics and materials practices, as well as our environmental and health groups. We continued to leverage our unique engineering and scientific consulting expertise to address significant technical, health and environmental issues.

"For the full year 2010, we expect to increase revenue before reimbursements in the mid single digits and improve EBITDA1 margin by approximately 250 basis points. We continue to believe that Exponent offers unparalleled technical expertise and we continue to translate these capabilities into long-term shareholder value," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, October 20, 2010, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 877-941-8601 or 480-629-9810. A live webcast of the call will be available on the Investor Relations section of the Company's web site at www.exponent.com/investors.  For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-406-7325 or 303-590-3030, and entering reservation 4373839#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended October 1, 2010 and October 2, 2009
(unaudited)
(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	October 1, 2010	October 2, 2009	October 1, 2010	October 2, 2009

Revenues
Revenues before reimbursements	$ 56,906	$ 50,666	$ 167,235	$ 158,026
Reimbursements	9,400	4,579	18,916	17,877

Revenues	66,306	55,245	186,151	175,903

Operating expenses
Compensation and related expenses	36,960	34,571	108,800	107,371
Other operating expenses	5,365	5,331	15,972	15,917
Reimbursable expenses	9,400	4,579	18,916	17,877
General and administrative expenses	3,011	2,379	8,611	8,238

	54,736	46,860	152,299	149,403

Operating income	11,570	8,385	33,852	26,500

Other income
Interest income, net	36	93	165	527
Miscellaneous income, net	1,597	1,209	1,997	2,265
	1,633	1,302	2,162	2,792

Income before income taxes	13,203	9,687	36,014	29,292

Income taxes	5,383	3,854	14,675	11,676

Net income	$ 7,820	$ 5,833	$ 21,339	$ 17,616

Net income per share:
Basic	$ 0.54	$ 0.41	$ 1.49	$ 1.24
Diluted	$ 0.52	$ 0.39	$ 1.42	$ 1.17

Shares used in per share computations:
Basic	14,385	14,241	14,325	14,167
Diluted	15,053	15,028	15,036	15,029
EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
October 1, 2010 and January 1, 2010
(unaudited)
(in thousands)

	October 1, 2010	January 1, 2010
Assets
Current assets:
Cash and cash equivalents	$ 92,071	$ 67,895
Short-term investments	--	7,490
Accounts receivable, net	71,015	62,662
Prepaid expenses and other assets	3,938	5,789
Deferred income taxes	5,392	4,494
Total current assets	172,416	148,330
Property, equipment and leasehold improvements, net	27,810	29,115
Goodwill	8,607	8,607
Other assets	26,517	20,429
	$ 235,350	$ 206,481

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 6,554	$ 4,498
Accrued payroll and employee benefits	32,611	35,822
Deferred revenues	5,197	4,757
Total current liabilities	44,362	45,077
Other liabilities	14,244	9,910
Deferred rent	2,010	1,423
Total liabilities	60,616	56,410

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	93,587	83,808
Accumulated other comprehensive loss	(354)	(367)
Retained earnings	153,103	139,606
Treasury stock, at cost	(71,618)	(72,992)
Total stockholders' equity	174,734	150,071
	$ 235,350	$ 206,481
EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended October 1, 2010 and October 2, 2009
(unaudited)
(in thousands)

	Quarter Ended		Nine Months Ended
	October 1, 2010	October 2, 2009	October 1, 2010	October 2, 2009

Net Income	$ 7,820	$ 5,833	$ 21,339	$ 17,616

Add back (subtract):

Income taxes	5,383	3,854	14,675	11,676
Interest income, net	(36)	(93)	(165)	(527)
Depreciation and amortization	1,084	1,093	3,235	3,272

EBITDA (1)	14,251	10,687	39,084	32,037

Stock-based compensation	2,239	1,693	7,332	6,437

EBITDAS (1)	$ 16,490	$ 12,380	$ 46,416	$ 38,474

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
CONTACT:  Exponent, Inc.
          (888) 656-EXPO
          info@exponent.com
          www.exponent.com